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                           PROSPECTUS SUPPLEMENT NO. 2
                        Filed Pursuant to Rule 424 (b)(3)
         (To Prospectus dated August 10, 2001 and Prospectus Supplement
                          No. 1 dated November 8, 2001)
                           Registration No. 333-61492

                          -----------------------------

                            WHIRLWIND MARKETING, INC.

                        1,272,500 shares of Common Stock

                          -----------------------------

      The fourth paragraph on the cover page of the Prospectus shall be deleted and replaced with the following new paragraph:

                  This offering shall terminate two hundred and seventy (270) days from the date of this prospectus (May 7, 2002), or, if earlier, the date on which all of the shares being offered by this prospectus have been sold. The offering period may be extended for additional periods by us from time to time.

         The third paragraph on page (i) and the capitalized paragraph on the back cover of the prospectus shall be deleted and replaced with the following new paragraph:

                  UNTIL MAY 7, 2002, ALL DEALERS THAT EFFECT TRANSACTIONS IN OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


           The date of this Prospectus Supplement is February 6, 2002.